UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Better Home & Finance Holding Company
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On September 18, 2026, Better Home & Finance Holding Company (the "Company") issued the following press release, which the Company and Daniel Lewis, Interim Chief Executive Officer of the Company, posted to their respective accounts on X (formerly known as Twitter).
Better Home & Finance Calls on Former CEO Vishal Garg to End His Failed Revenge Campaign After He Again Extends Deadline for Consent Solicitation

Latest Extension to October 2 Needlessly Prolongs Mr. Garg’s Costly and Distracting Campaign

Despite Mr. Garg’s Disruption, New Leadership Team and Special Committee Continue to Make Tangible Progress, Including in Search for Permanent CEO

NEW YORK — September 18, 2026 — The Special Committee of the Board of Directors (the “Special Committee”) of Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”) today provided an update on the Company’s continued progress following former CEO Vishal Garg’s departure and again called on Mr. Garg to end his costly and distracting consent solicitation.

After repeatedly claiming that he had sufficient shareholder support for his campaign to remove a majority of the members of Better’s Board of Directors (the “Board”) and setting numerous deadlines by which he promised to demonstrate that support, Mr. Garg has again extended his deadline to deliver the requisite written consents.

As of today, Mr. Garg has failed to demonstrate almost any support from public shareholders beyond a few longtime allies and has failed to deliver consents representing the 50.1% support he claimed to have several weeks ago, despite the significant head start provided by his super-voting stock and more than a month of relentless—and, at times, improper and illegal—solicitation. Yet, Mr. Garg refuses to accept reality.

Better is moving on from Mr. Garg. It is time for Mr. Garg to move on too.

Several weeks ago, Mr. Garg claimed that he had secured support from a majority of the Company’s voting power and was prepared to deliver valid evidence of that support to the Company. He did not. Then, he set a deadline of September 8 for delivering those consents. After failing to meet that deadline, he extended it to September 18. Still unable to garner the necessary level of shareholder support, Mr. Garg has moved the goalposts once again, this time to October 2.

How much longer must Better and its employees and shareholders suffer the expense and distraction of Mr. Garg’s vanity campaign?

The message from Better’s broader shareholder base is clear: let the Company get back to work. Mr. Garg does not have the support of the Company’s public shareholders. Nor does he have the support of the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC, both of whom rejected the central arguments of Mr. Garg’s campaign and recommended that shareholders support the current Board.

Enough is enough.

Better’s employees should not have to work under the continued distraction created by Mr. Garg pursuing his personal vendetta, to say nothing of the confusion he is causing by calling employees and demanding that they pledge their loyalty and deliver information to him. And our shareholders should not have to bear the expense of a campaign that has failed to gain the support Mr. Garg repeatedly claimed he had.

It is time for Better to move forward and for Mr. Garg to find a new project. The progress Better has made since Mr. Garg’s departure reinforces our conviction that the Board made the right decision. It is increasingly clear that the vast majority of shareholders agree.

The Special Committee unanimously recommends that shareholders sign, date and return the WHITE consent revocation card and disregard any green consent card received from Mr. Garg. Shareholders who have previously signed and returned a green consent card may revoke that consent by signing, dating and returning the Company’s WHITE consent revocation card.

Shareholders who have questions regarding the consent solicitation or need assistance revoking a previously submitted consent should contact the Company’s proxy solicitor:

Saratoga Proxy Consulting LLC
(212) 257-1311 / (888) 368-0379
info@saratogaproxy.com

About Better

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.

For more information, follow @SaveBETR and @betrmortgage on X and @betterdotcom on Instagram and TikTok.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as any such factors may be updated from time to time in the

Company’s other filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Important Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive consent revocation statement dated August 28, 2026, together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).

Participants in the Solicitation

The Company, each member of its Board of Directors and certain of its employees and executive officers, namely Loveen Advani, Daniel Lewis (by virtue of his status as Interim Chief Executive Officer), and Paula Tuffin, may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive consent revocation statement, filed with the SEC on August 28, 2026. This document may be obtained free of charge from the sources indicated above.
Media Contact

Better Home & Finance
comms@better.com

Investor Contacts

Better Home & Finance
ir@better.com

John Ferguson / Joseph Mills
Saratoga Proxy Consulting LLC
jferguson@saratogaproxy.com
jmills@saratogaproxy.com
(212) 257-1311
(888) 368-0379

Source: Better Home & Finance Holding Company